                     CONSENT OF
                INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees
Oppenheimer Transition 2015 Fund:

We consent to the use in this Registration Statement of Oppenheimer
Transition 2015 Fund, of our report dated August 25, 2006, included in the
Statement of Additional Information, which is part of such Registration
Statement, and to the reference to our firm under the heading "Independent
Registered Public Accounting Firm" appearing in the Statement of Additional
Information.

                              KPMG LLP

Denver, Colorado
December 6, 2006